Exhibit (e)(3)(ii)

NEUBERGER BERMAN INCOME FUNDS

INVESTOR CLASS

DISTRIBUTION AND SERVICES AGREEMENT

SCHEDULE A

The Series currently subject to this Agreement is as follows:

Neuberger Core Bond Fund

Date:  February 28, 2026